                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      INVESTORS FINANCIAL SERVICES CORP.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (check the appropriate box):
 $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                        INVESTORS FINANCIAL SERVICES CORP.
                                89 SOUTH STREET
                                BOSTON, MA 02111


                                _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                _______________



To the Stockholders of Investors Financial Services Corp.:

     The Annual Meeting of Stockholders of Investors Financial Services Corp. (the "Company"), a Delaware corporation, will be held on Tuesday, April 15, 1997 at 11:00 a.m., local time, at 125 Summer Street, 5th Floor, Boston, Massachusetts, for the following purposes:

     1. To elect two (2) Class II directors to serve for a three-year term or until their successor is elected and qualified.

     2. To approve certain amendments to the Company's 1995 Non-Employee Director Stock Option Plan.

     3. To approve the adoption of the Company's 1997 Employee Stock Purchase Plan.

     4. To ratify the selection of Deloitte & Touche, LLP as independent auditors for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on February 17, 1997 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                         By Order of the Board of Directors



                         John E. Henry
                         Secretary


Boston, Massachusetts
March 5, 1997

                       INVESTORS FINANCIAL SERVICES CORP.
                                89 SOUTH STREET
                                BOSTON, MA 02111


                               _________________

                                PROXY STATEMENT
                               _________________


                                 MARCH 5, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Investors Financial Services Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 15, 1997, at 11:00 a.m., local time, at 125 Summer Street, 5th Floor, Boston, Massachusetts, or at any adjournments thereof (the "Annual Meeting").

     Only stockholders of record at the close of business on February 17, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 6,101,636 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and 342,676 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting and the holders of the Class A Stock are entitled to ten votes per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice delivered to the Secretary of the Company at any time up to and including the last business day before the day of the meeting or to the Chairman of the meeting on the day of the meeting or any adjournment thereof.

     The representation in person or by proxy of at least a majority of the voting power of the outstanding Common Stock and Class A Stock entitled to vote at the meeting as a single class is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the voting power of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same affect as votes against the matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     In addition to the election of directors, the stockholders will consider and vote upon proposals to (i) amend the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan"); (ii) adopt the Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"); and (iii) ratify the selection of auditors, each as further described in this proxy statement. The persons named as attorneys-in-fact in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about March 5, 1997.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Class A Stock as of February 17, 1997: (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the outstanding voting power of the Company outstanding at such date; (ii) by each director, nominee and executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers"; and (iii) by all officers, directors and nominees as a group. Unless otherwise indicated below, each person listed below maintains a business address c/o Investors Financial Services Corp., 89 South Street, Boston, MA 02111 and, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law or as otherwise noted.



Name and Address                          Amount and Nature        Percent
of Beneficial Owner                         of Ownership     of Voting Power (1)
-------------------                       -----------------  -------------------
Landon T. Clay (2)..................           471,272              9.9%
   c/o Eaton Vance Corp.
   24 Federal Street
   Boston, MA 02110

Entities associated with The
Northwestern Mutual Life
Insurance Company (3)...............           567,700              6.0%
   720 East Wisconsin Avenue
   Milwaukee, WI 53202

Frank B. Condon, Jr. (4)............           162,986              3.8%

Robert B. Fraser (5)................             1,573                *

Donald G. Friedl (6)................             2,209                *

Thomas P. McDermott (7).............             3,859                *

James M. Oates (7)..................            12,159                *

Phyllis S. Swersky (8)..............             1,033                *

Kevin J. Sheehan (9)................           183,269              3.1%

Michael F. Rogers (10)..............            91,445              1.2%

Edmund J. Maroney (11)..............            20,875                *

Robert D. Mancuso (12)..............            17,188                *

Karen C. Keenan (13)................            14,703                *

All officers and directors as a
group (13 persons) (14)                        528,340              9.2%


*    Less than 1% of the outstanding voting power of the Company

(1) Includes beneficial ownership of the following amounts of the Company's Class A Stock representing the following percentages of voting power; Landon T. Clay, 52,276 shares of Class A Stock, 5.5%; Frank B. Condon, Jr., 22,392 shares of Class A Stock, 2.4%; Thomas P. McDermott, 5 shares of Class A Stock, less than 1%; Kevin J. Sheehan, 12,885 shares of Class A Stock, 1.4%; Michael F. Rogers, 2,911 shares of Class A Stock, less than 1%; and Karen C. Keenan, 240 shares of Class A Stock, less than 1%.

(2) Landon T. Clay is a member of the board of directors of Eaton Vance Corp. ("Eaton Vance"), the former parent of the Company. Includes 699 shares of Common Stock and 134 shares of Class A Stock owned by family members of Mr. Clay, as to which Mr. Clay disclaims beneficial ownership. Also includes 1,778 shares of Common Stock and 342 shares of Class A Stock held by LTC Corp. Profit Sharing Plan, of which Mr. Clay is a beneficiary and is deemed to have sole voting power of such shares. Also includes 292 shares of Common Stock and 56 shares of Class A Stock owned by Flowers Antigua Profit Sharing Plan, of which Mr. Clay's spouse, Lavinia Clay, is a beneficiary and is deemed to have sole voting power of such shares. Excludes 133,333 shares of Common Stock held by the Monadnock Charitable Lead Trust, an irrevocable grantor trust, of which Mr. Clay was the grantor but is not a trustee and over which Mr. Clay has no voting or dispositive power.

(3) Includes 311,100 shares of Common Stock held by The Northwestern Mutual Life Insurance Company, 56,600 shares of Common Stock held by the Northwestern Mutual Life Insurance Company Group Annuity Separate Account, and 200,000 shares of Common Stock held by the Growth Stock Portfolio of the Northwestern Mutual Life Series Fund, Inc., a wholly-owned subsidiary of The Northwestern Mutual Life Insurance Company.

(4) Includes 131,518 shares of Common Stock and 21,912 shares of Class A Stock which are held in a fiduciary capacity for its investment management clients by Woodstock Corporation. Mr. Condon is Chairman and Chief Executive Officer of Woodstock Corporation and disclaims any beneficial interest in such shares. Also, includes 2,126 shares of Common Stock which may be purchased within 60 days of February 17, 1997 (the "Record Date") upon the exercise of stock options granted under the Director Plan. Excludes 3,750 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the Record Date.

(5) Includes 573 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options granted under the Director Plan. Excludes 1,927 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the Record Date.

(6) Includes 1,709 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options granted under the Director Plan. Excludes 4,167 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the Record Date.

(7) Includes 2,126 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options granted under the Director Plan. Excludes 3,750 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the Record Date.

(8) Includes 833 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options granted under the Director Plan. Excludes 4,167 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the Record Date.

(9) Includes 22,500 shares of Common Stock which may be purchased by Mr. Sheehan within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan. Excludes 57,500 shares of Common Stock issuable pursuant to options granted to Mr. Sheehan under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date.

(10) Includes 18,125 shares of Common Stock which may be purchased by Mr. Rogers within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan. Excludes 46,875 shares of Common Stock issuable pursuant to options granted to Mr. Rogers under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date.

(11) Includes 6,875 shares of Common Stock which may be purchased by Mr. Maroney within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan. Excludes 18,125 shares of Common Stock issuable pursuant to options granted to Mr. Maroney under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date.

(12) Includes 6,688 shares of Common Stock which may be purchased by Mr. Mancuso within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan. Excludes 16,812 shares of Common Stock issuable pursuant to options granted to Mr. Mancuso under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date.

(13) Includes 4,688 shares of Common Stock which may be purchased by Ms. Keenan within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan. Excludes 12,812 shares of Common Stock issuable pursuant to options granted to Ms. Keenan under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date.

(14) Includes 64,251 shares of Common Stock which may be purchased by officers and directors within 60 days of the Record Date upon the exercise of stock options granted under the Company's 1995 Stock Plan and 9,493 shares of Common Stock which may be purchased by directors within 60 days of the Record Date upon the exercise of stock options granted under the Director Plan. Excludes 167,249 shares of Common Stock issuable pursuant to options granted under the Company's 1995 Stock Plan which are not exercisable within 60 days of the Record Date and 21,511 shares of Common Stock issuable pursuant to options granted under the Director Plan which are not exercisable within 60 days of the date of the Record Date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                                    NOMINEES


     The Company's By-laws divide the Board of Directors into three classes.
The members of each class of directors serve for staggered three-year terms. Messrs. Condon and Fraser are Class II directors whose terms expire at the Annual Meeting of Stockholders. The Board of Directors is also composed of (i) three Class III directors (Messrs. Sheehan, Oates, and McDermott) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1998 and (ii) two Class I directors (Mr. Friedl and Ms. Swersky) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1999.

     The Board of Directors has nominated and recommended that Mr. Condon and Mr. Fraser be elected Class II directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2000 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for nominees named below.


                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year the nominee's or director's term will expire and class of director of each nominee and each director:


NOMINEE'S OR DIRECTOR'S
NAME AND YEAR NOMINEE
OR DIRECTOR FIRST                POSITION(S) WITH         YEAR TERM   CLASS OF
BECAME A DIRECTOR                  THE COMPANY           WILL EXPIRE  DIRECTOR
-----------------                  -----------           -----------  --------

NOMINEES:
---------

Frank B. Condon, Jr. (1986)         Director                2000        II

Robert B. Fraser (1996)             Director                2000        II


CONTINUING DIRECTORS:
---------------------

Kevin J. Sheehan (1990)      Chairman, President, and       1998       III
                              Chief Executive Officer

James M. Oates (1995)               Director                1998       III

Thomas P. McDermott (1995)          Director                1998       III

Donald G. Friedl (1996)             Director                1999        I

Phyllis S. Swersky (1996)           Director                1999        I

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the directors and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

NAME                         AGE    POSITION
----                         ---    --------

Kevin J. Sheehan              45    Chairman of the Board, President and Chief
                                    Executive Officer
Michael F. Rogers             39    Executive Vice President
Karen C. Keenan               34    Chief Financial Officer
Earl W. Zimmerman, Jr.        36    Treasurer
Robert D. Mancuso             36    Senior Vice President - Marketing and Client
                                    Management
David F. Flynn                50    Senior Vice President - Lending
Edmund J. Maroney             40    Senior Vice President - Systems
James M. Oates                50    Director
Thomas P. McDermott           61    Director
Robert B. Fraser              68    Director
Frank B. Condon, Jr.          61    Director
Donald G. Friedl              64    Director
Phyllis S. Swersky            45    Director

     Mr. Sheehan is Chairman of the Executive Committee of which Messrs. Oates and Condon are also members. Mr. Oates is Chairman of the Compensation Committee of which Messrs. Condon and McDermott are also members. Mr. McDermott is Chairman of the Audit Committee of which Mr. Friedl and Ms. Swersky are also members. The Company was organized in June 1995 to serve as the holding company for Investors Bank & Trust Company (the "Bank") and for periods prior to that date references to the Company mean the Bank. The board of directors and executive officers of the Bank are identical to the board of directors and executive officers of the Company.

     Mr. Sheehan has served as a director since 1990 and as President since June 1992. He has been Chief Executive Officer and Chairman of the Board of Directors since June 1995. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Sheehan was a Senior Vice President at the Bank of New England. He holds a Bachelor of Science in Accounting from the University of Massachusetts.

     Mr. Rogers has been Executive Vice President since January 1997, was Executive Managing Director from September 1993 until January 1997, and has had responsibility for all operating areas since 1990. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, Mr. Rogers was Vice President at Bank of New England. Mr. Rogers graduated from Boston College with a degree in Economics and received his Master of Business Administration from the College of William and Mary.

     Ms. Keenan has been Chief Financial Officer since June 1995. Ms. Keenan has served as Vice President of the Company since September 1992. She joined the Company in August 1989 as an Operations Manager in the mutual fund group, and became Senior Audit Officer in May 1990. She was Treasurer of the Company from July 1991 to May 1994. Prior to joining the Company, Ms. Keenan worked for Arthur Andersen & Co., a public accounting firm. She is a Certified Public Accountant and holds a Master of Business Administration from Babson College and a Bachelor of Science in Accountancy from Bentley College.

     Mr. Zimmerman has been Treasurer since joining the Company in May 1994. Prior to joining the Company, he was employed from June 1987 in the financial services division of Ernst & Young, a public accounting firm. He is a Certified Public Accountant and holds a Bachelor of Science in Accountancy from Suffolk University.

     Mr. Mancuso has been Senior Vice President - Marketing and Client Management since January 1997 and was Managing Director - Marketing and Client Management from September 1993. He joined the Company in September 1992. Prior to joining the Company, Mr. Mancuso was Eastern Region Director of Sales for PRJ Associates, a software development firm from January 1989. Mr. Mancuso holds a Master of Business Administration and a Bachelor of Science from Boston College.

     Mr. Flynn has been Senior Vice President - Lending since February 1997, was Managing Director - Lending from April 1992, and served as Director of Marketing prior to April 1992. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, he was Vice President of Bank of New England. Mr. Flynn is a Certified Public Accountant and holds a Master of Business Administration from Babson College and a Bachelor of Science in Accountancy from Suffolk University.

     Mr. Maroney has been Senior Vice President - Systems since January 1997 and was Managing Director - Systems from July 1991. Mr. Maroney served as a Systems Manager in the custody department prior to becoming Managing Director - Systems. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, he was Vice President of Bank of New England. Mr. Maroney holds a Bachelor of Science from The University of Notre Dame and a Master of Science in Finance from the University of California-Los Angeles.

     Mr. Oates has been a director of the Company since June 1995. Mr. Oates has been Chairman of IBEX Capital Markets, LLC since 1996 and has been the managing director of the Wydown Group, a consulting firm specializing in start-ups, turn-arounds and defining growth strategies since 1994. Mr. Oates served as President and Chief Executive Officer of Neworld Bancorp Incorporated from 1984 to 1994. Mr. Oates is also a director of Blue Cross and Blue Shield of New Hampshire, Stifel Financial Corporation, as well as twenty-five Phoenix Mutual Funds and six Govett Worldwide Opportunity Funds.

     Mr. McDermott has been a director of the Company since June 1995. He has been Managing Director of TPM Associates, a consulting firm, since January 1994. He served as managing partner, New England Areas of Ernst & Young from 1989 to 1993. Mr. McDermott is also a director of ACCION International, Escuela Agricola Panamericcana and the American College of Greece.

     Mr. Fraser has been a director of the Company since June 1996. Mr. Fraser has been Chairman of the Boston law firm of Goodwin, Procter & Hoar since 1984 and serves as a director of several charitable organizations.

     Mr. Condon has been a director of the Company since April 1986. From July 1982 to July 1993, he was Chief Executive Officer and President, and from July 1993 he has been Chief Executive Officer and Chairman of Woodstock Corporation, a Boston-based investment management firm and of its wholly owned subsidiary, Woodstock Service Corporation, a provider of financial services. Mr. Condon also serves as Director of Big Sandy Management Company.

     Mr. Friedl has been a director of the Company since February 1996. He was the Chairman, President and Chief Executive Officer of All Seasons Services, Inc., a commercial food and vending company, from 1986 until January 1997.

     Ms. Swersky has been a director of the Company since February 1996. She has been the President of The Net Collaborative, Inc., an Internet systems integration company, since 1996. She served as President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses, since 1995. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company.

     A director may be removed for cause, which is generally defined under Delaware law as an event of a substantial nature which directly affects the rights and interests of a company's stockholders, such as disclosing trade secrets of the company or embezzling corporate funds, by a vote of at least a majority of the shares of the

Company's capital stock entitled to elect such director. A director may be removed without cause by a vote of at least seventy-five percent (75%) of the shares of capital stock entitled to elect such director.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met fourteen times, twice telephonically, during the fiscal year ended December 31, 1996. The Audit Committee of the Board of Directors, of which Messrs. McDermott and Friedl and Ms. Swersky are currently members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the examination of the Company's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Company's accounting policies and internal accounting and financial controls. The Audit Committee met five times during the fiscal year ended December 31,1996. The Compensation Committee, whose members currently are Messrs. Oates, McDermott and Condon, is responsible for administering the Company's stock plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Company. The Compensation Committee met two times during the fiscal year ended December 31, 1996. The Nominating Committee, whose members currently are Messrs. Condon, McDermott and Oates, is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company. The Nominating Committee met three times during the fiscal year ended December 31, 1996.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the years ended December 31, 1996, 1995 and 1994 to (i) the Company's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company who received total annual salary and bonus in excess of $100,000 in fiscal 1996 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION(1)           LONG TERM COMPENSATION
                                                                                            AWARDS
                                            -----------------------------------     -----------------------
                                                                     OTHER          RESTRICTED   SECURITIES    ALL OTHER
            NAME AND                                                 ANNUAL           STOCK      UNDERLYING   COMPENSATION
        PRINCIPAL POSITION            YEAR  SALARY($)  BONUS($)  COMPENSATION($)    AWARDS(#)    OPTIONS(#)      ($)(2)
------------------------------------  ----  --------   -------   --------------     ----------   ----------   ------------
Kevin J. Sheehan....................  1996   300,000   411,000         --               --         30,000         29,971
  President; Chief Executive          1995   222,950   595,000         --             40,000       50,000         15,559
  Officer; Chairman                   1994   192,950   690,000         -                --           --           13,042

Michael F. Rogers...................  1996   250,000   312,500         --               --         25,000          9,964
  Executive Vice President            1995   175,225   250,000         --             30,000       40,000          2,722
                                      1994   150,225   300,000         --               --           --              747

Edmund J. Maroney...................  1996   175,000   218,750         --               --         10,000          2,732
 Senior Vice President - Systems      1995   145,000   125,000         --             10,000       15,000            694
                                      1994   120,000   175,000                          --           --              694

Robert D. Mancuso...................  1996   155,000     --         162,000(3)          --          8,500            706
 Senior Vice President - Marketing    1995   125,000     --          67,208(3)        10,000       15,000            670
  and Client Management               1994   105,000     --          23,598(3)                       --              646

Karen C. Keenan.....................  1996   122,000    68,320         --               --          7,500            666
  Chief Financial Officer             1995    91,900    25,000         --              7,500       10,000            656
                                      1994    86,900    20,000                          --           --              646

__________

(1) Does not include non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of such named individual's cash compensation.
(2) The amount shown for each named executive officer for 1996, 1995 and 1994 includes the dollar value ($520) of matching contributions made pursuant to the Company's 401(k) plan, a qualified employee benefit defined contribution plan. Also included are net premiums paid by the Company for term life insurance for the benefit of Messrs. Sheehan ($240, $268 and $266), Rogers ($240, $210 and $211), Maroney ($210, $174 and $174), Mancuso
     ($186, $150 and $126) and Ms. Keenan ($146, $136 and $126) in 1996, 1995
     and 1994, respectively. Finally, the amounts shown include contributions to a non-qualified supplemental retirement plan for Mr. Sheehan ($29,211, $14,771 and $12,256), Mr. Rogers ($9,204, $1,992 and $16) and Mr. Maroney
     ($2,002, $0 and $0) in 1996, 1995 and 1994, respectively.
(3) Amounts shown represent commission payments made during 1996, 1995 and 1994, some of which payments relate to revenues generated in1995, 1994 and 1993, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options to purchase Common Stock granted during 1996 by the Company to the Named Executive Officers.

                                                     INDIVIDUAL GRANTS
                               --------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                               NUMBER OF     % OF TOTAL                                   PERCENTAGE RATES OF STOCK
                               SECURITIES      OPTIONS                                       PRICE APPRECIATION
                               UNDERLYING     GRANTED TO                                     FOR OPTION TERM (3)
                                OPTIONS      EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -------------------------
NAME                           GRANTED (1)   FISCAL YEAR    ($/SHARE) (2)       DATE         5% ($)       10% ($)
----                           -----------   ------------   --------------   ----------   -----------   -----------
Kevin J. Sheehan........         30,000         24.05%          26.125        11/12/01      219,450       478,088
Michael F. Rogers.......         25,000         20.04%          26.125        11/12/01      182,875       398,406
Edmund J. Maroney.......         10,000          8.02%          26.125        11/12/01       73,150       159,363
Robert D Mancuso........          8,500          6.81%          26.125        11/12/01       62,178       135,458
Karen C. Keenan.........          7,500          6.01%          26.125        11/12/01       54,863       119,522
---------------


(1) Grants become exercisable in 48 equal monthly installments beginning on November 12, 1996.
(2) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of the Common Stock on the date of grant.
(3) Amounts shown represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised. The potential realizable value does not represent the Company's prediction of its future stock price performance.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the stock options held as of December 31, 1996 by the Named Executive Officers. No options were exercised in 1996 by such individuals.

                                                         VALUE OF UNEXERCISED
                                NUMBER OF                    IN-THE-MONEY
                               UNEXERCISED                    OPTIONS AT
                     OPTIONS AT DECEMBER 31, 1996(#)   DECEMBER 31, 1996 ($)(1)
                     -------------------------------  --------------------------
NAME                 EXERCISABLE       UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                 -----------       -------------  -----------  -------------
Kevin J. Sheehan        22,500             57,500       217,031       394,219
Michael F. Rogers       18,125             46,875       173,828       316,797
Edmund J. Maroney        6,875             18,125        65,313       119,688
Robert D. Mancuso        6,688             16,812        65,009       117,554
Karen C. Keenan          4,688             12,812        43,712        80,976
---------------

(1) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1996 ($27.75 per share, the last reported sales price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1996) multiplied by the number of shares underlying the option.

STOCK PLANS

     The Company currently has two stock ownership plans: the 1995 Stock Plan and the 1995 Non-Employee Director Stock Option Plan.

     1995 Stock Plan
     ---------------

     The Company's 1995 Stock Plan (the "1995 Plan") was approved by the Company's Board of Directors (the "Board") and sole stockholder in August 1995. The 1995 Plan provides for the issuance of a maximum of 560,000 shares of Common Stock pursuant to the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant of non-qualified stock options, stock awards or opportunities to make direct purchases of stock in the Company to directors, officers, employees and consultants of the Company.

     The Compensation Committee of the Board, which consists solely of disinterested directors, is currently the Plan Administrator. SuFbject to the terms of the 1995 Plan, the Plan Administrator determines the terms and conditions of options granted under the 1995 Plan, including the exercise price. The 1995 Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share at the date of grant. Each ISO must expire within five years of the date of grant. IF ISOs are granted to persons owning more than 10% of the voting stock of the Company, however, the 195 Plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of grant. Options granted under the 1995 Plan vest according to a schedule determined by the Plan Administrator. To the extent not already exercisable, upon mergers or reorganizations the options may be converted into options to purchase shares in the acquiring or surviving corporation.

     A total of 560,000 shares of the Company's Common Stock are reserved for issuance under the 1995 Plan. As of the Record Date, options to purchase 321,250 shares of Common Stock were outstanding under the 1995 Plan. In 1996, the Company granted options exercisable for an aggregate of 84,000 shares of Common Stock to Messrs. Sheehan, Rogers, Maroney, Mancuso, Zimmerman and Ms. Keenan which become exercisable in forty-eight equal monthly installments beginning on the date of grant. An additional 4,000 shares granted in 1996 under the 1995 plan become exercisable in forty-eight equal monthly installments beginning on the date of grant, while the remainder of the option grants made in 1996 under the 1995 Plan become exercisable in four equal annual installments beginning one year from the date of grant.

     1995 Non-Employee Director Stock Option Plan
     --------------------------------------------

     A description of the Company's 1995 Non-Employee Director Stock Option Plan is included under Proposal 2 below. A complete copy of the plan is attached as Appendix A hereto.

BONUSES

     The Company from time to time awards certain key employees bonuses based on both individual and Company performance. The Company's 1996 Bonus Plan was put in place in December 1995 and expired on December 31, 1996. The plan established a target level for 1996 net income and cash bonus pools for executive officers based on achieving target levels. Bonuses were allocated by management based on contributions to operating results. Payments to Named Executive Officers in 1996 were made in the following amounts: Mr. Sheehan $411,000; Mr. Rogers $312,500; Mr. Maroney $218,750; Ms. Keenan $68,320; and all
executive officers as a group $1,114,970.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Kevin Sheehan, Michael Rogers, Robert Mancuso, Edmund Maroney and Karen Keenan on October 11, 1995, each with a term of three years subject to earlier termination.

     Messrs. Sheehan's and Rogers' agreements provide that the Company will employ Messrs. Sheehan and Rogers as President and Chief Executive Officer, and Executive Vice President respectively, and will pay them an annual salary determined by the Company's Board of Directors, as well as an annual bonus under the Company's then applicable bonus plans, if any. Under their employment agreements, the Company may terminate their employment for cause defined as (i) a finding by the majority of the Board of Directors that the employee has performed his duties inadequately, (ii) action or inaction by the employee which results in a material breach of the agreement or in the employee unfairly competing with the Company, (iii) the commission of a felony which shall adversely affect the employee's ability to perform his duties, or (iv) the commission of an act of fraud, dishonesty, gross negligence or deliberate disregard for the rules and policies of the Company. Termination for cause results in no liability to the Company beyond the payment of wages to the date of discharge, except in the case of a termination solely pursuant to a finding by the majority of the Board of Directors that they have performed their duties inadequately, in which case the agreements provide for a lump sum payment equal to nine months of their annual salary at their then current rate, as well as nine months of continuing medical coverage paid for by the Company. Should their employment be terminated by the Company without cause, by death or disability, or by Mr. Sheehan or Mr. Rogers for good reason, which good reason includes (i) a material change by the Company of either of their authority, functions or duties which results in a reduction in their respective position's scope, importance or responsibilities, (ii) a failure by the Company to comply with the terms of the employment agreements, and (iii) with respect to Mr. Sheehan only, a failure by the shareholders to re-elect him as a director of the Company, the agreements provide for a lump sum payment equal to the greater of twice their current annual salary or the salary due to be paid under the remaining term of the agreement, plus a bonus payment equal to twice the average of their last two annual bonuses. The agreements also provide for continuation of medical coverage for the longer of two years or the remaining term of the agreement. Should the employment of Messrs. Sheehan or Rogers be terminated within three months before and twelve months after a change in control of the Company, defined to be a consolidation, merger, reorganization or sale or transfer of all or substantially all of the assets of the Company, a change in the majority of the Board of Directors, or the acquisition by any person of 20% or more of the voting securities of the Company, the agreements provide for a lump sum severance payment equal to three times their most recent annual salary plus a payment equal to three times the average of their two most recent annual bonuses as well as continuing medical coverage for three years.

     The employment agreements with Messrs. Mancuso and Maroney and Ms. Keenan provide that the Company will employ them as Senior Vice President - Marketing and Client Management, Senior Vice President - Systems and Chief Financial Officer, respectively, and will pay them an annual salary determined by Mr. Sheehan, as President of the Company, subject to approval by the Board of Directors, and an annual bonus in accordance with the Company's then applicable bonus policy. The provisions regarding termination for cause under their employment agreements are identical to those contained in the employment agreements of Messrs. Sheehan and Rogers. Should the employment of Messrs. Mancuso or Maroney or Ms. Keenan be terminated by the Company without cause, by death or disability, or by Mr. Mancuso, Mr. Maroney or Ms. Keenan for good reason, which good reason is the same as described above in the employment agreements of Messrs. Sheehan and Rogers, the agreements provide for a lump sum payment equal to the greater of the current annual salary of Messrs. Mancuso or Maroney or Ms. Keenan or the salary due to be paid under the remaining term of the agreement, plus a bonus payment equal to the average of their last two annual bonuses. The agreements also provide for continuation of medical coverage for the longer of one year or the remaining term of the agreement. Should the employment of Messrs. Mancuso or Maroney or Ms. Keenan be terminated within three months before and twelve months after a change in control of the Company, as described above in the employment agreements of Messrs. Sheehan and Rogers, the agreements provide for a lump sum severance payment equal to two times the most recent annual salary of Messrs. Mancuso or Maroney or Ms. Keenan, as applicable, plus a payment equal to two times the average of their two most recent annual bonuses as well as continuing medical coverage for two years.

PENSION PLAN

     In 1971, the Company adopted the Investors Bank & Trust Pension Plan, as amended (the "Pension Plan"), covering all employees who are at least 21 years of age. In 1996, the Company amended the Pension Plan to freeze the admission of new entrants after December 31, 1996. Benefits under the Pension Plan are based on an employee's years of service and his or her final average monthly compensation. A participant's monthly benefit at normal retirement (i.e., at or after attaining the age of 65 years) payable as a life annuity equals a percentage of the participant's final average monthly compensation multiplied by years of service. The percentage varies depending on years of service and the level of final average monthly compensation. Early retirement benefits are available to participants who have attained age 55 and have at least 10 years of service. Benefits are payable at retirement in the form of a monthly annuity or a single lump sum.

     A participant's final average monthly compensation is the average of his total eligible compensation (i.e., salary, annual bonus and other cash earnings) in his highest paid five consecutive full calendar years of employment in his last 10 consecutive full calendar years of employment, subject to certain limits on eligible compensation set by Federal law. For 1996, such limit was $150,000. The Pension Plan's benefit formula described above became effective in 1991, but applies to all periods of benefit service.

     The following table shows the estimated annual benefits payable upon retirement in specified compensation and years of service classifications.

                                    Years of Service
            ------------------------------------------------------------
Remuneration       10       15       20        25        30        35
------------    -------  -------  --------  --------  --------  --------
 $50,000        $ 8,000  $12,000  $ 16,000  $ 20,000  $ 21,875  $ 23,750
$100,000        $18,134  $27,201  $ 36,268  $ 45,335  $ 49,085  $ 52,835
$150,000        $28,884  $43,326  $ 57,768  $ 72,210  $ 77,835  $ 83,460
$200,000        $39,634  $59,451  $ 79,268  $ 99,085  $106,585  $114,085
$250,000        $50,384  $75,576  $100,768  $125,960  $135,335  $144,710
$300,000        $61,134  $91,701  $122,268  $152,835  $164,085  $175,335

       The Named Executive Officers have the following credited years of service under the Pension Plan: Mr. Sheehan, 23 years; Mr. Rogers, 15 years; Mr. Maroney, 11 years; Ms. Keenan, 8 years; and Mr. Mancuso, 4 years.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are non-employee Directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of the Company.

     The Company's compensation policy for executive officers is designed to achieve the following objectives:
     . To enhance profitability of the Company and increase stockholder value. . To reward executives in accordance with the Company's annual and long-
        term performance goals.
     .  To recognize individual initiative and achievement.
     . To provide competitive compensation that will attract and retain qualified executives.

     The compensation program for executive officers consists of three elements:
(1) base salary, which is determined on an annual basis and is primarily dependent on external market data; (2) annual incentive compensation in the form of cash bonuses which are based on the achievement of both pre-determined financial objectives of the Company and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted periodically with the objective of aligning the executive officers' long-term interests with those of the stockholders, encouraging superior results over an extended period and retaining key executive officers.

     Base salary is intended to be competitive with base salary offered for similar executive positions at other local companies in the same or similar industries. The Company utilizes the services of industry experts such as Towers Perrin and Price Waterhouse LLP to perform periodic reviews of executive compensation. The base salary for the Company's executive officers for 1996 reflected a mid-range level of competitive compensation in order to attract and retain key executive officers. In addition to external market data, the Committee also reviews the Company's financial performance and individual performances when adjusting base salary annually.

     In November 1996, the Compensation Committee set the terms for the 1997 Bonus Plan, which is to be reviewed and updated annually. This plan established a target level for net income for 1997 and cash bonus pools for executive officers based on achieving target levels. If 1997 net income equals the target, executive officers will receive bonuses ranging from 50% to 125% of their salary, depending on their position and individual performance, with the Chief Executive Officer receiving 125% of his salary. If 1997 net income exceeds the target level, additional bonus amounts are available. No bonuses will be payable to executive officers if 1997 net income is less than or equal to 1996 net income.

     Long-term incentive compensation, in the form of stock options, aligns executive officers' interests with those of stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with an emphasis on long-term financial results and may help to retain key executive officers.

     When establishing stock option grant levels, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules and exercise price of outstanding options and the current stock price. Stock options granted under the Company's 1995 Stock Plan have had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period.

     The 1996 base salary for Mr. Sheehan, the Company's Chief Executive Officer and President, was established by the Board of Directors in December 1995.
Under the terms of the 1996 Bonus Plan, Mr. Sheehan received a bonus in the amount of $411,000. Accordingly, approximately 58% of his 1996 cash compensation was based on corporate performance, specifically, the Company's net income. Also, the Compensation Committee granted Mr. Sheehan options to purchase 30,000 shares of Common Stock. The Board of Directors believes that Mr. Sheehan has led the Company toward achieving its goals of growth in the revenue and client base and expansion in the breadth of services provided.

     The Company does not believe Section 162(m) of the Code, which generally disallows a tax deduction for compensation in excess of $1 million paid to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and the related regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for Federal income tax purposes.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

RESPECTFULLY SUBMITTED BY
 THE COMPENSATION COMMITTEE
 OF THE BOARD OF DIRECTORS

     James M. Oates
     Frank B. Condon, Jr.
     Thomas P. McDermott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee currently consisting of Messrs. Oates, Condon and McDermott. No executive officer of the Company served as a member of the Compensation Committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

     Employee directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee directors receive an annual fee of $10,000 and an additional $1,000 for each meeting of the Board of Directors that they attend. Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan, pursuant to which each non-employee director receives automatic grants of options and is eligible to receive their annual fee in the form of stock options. See "1995 Non-Employee Director Stock Option Plan."

STOCK PERFORMANCE

     The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on November 8, 1995 through December 31, 1996, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market ("Nasdaq Stock Market Index") and the Center for Research in Securities Prices Index for Nasdaq financial stocks ("Nasdaq Financial Stocks Index"). The comparison assumes $100 was invested on November 8, 1995 in the Company's Common Stock at the $16.50 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

            Comparison of Five Year/1/ Cumulative Total Return Among
         Investors Financial Services Corp., Nasdaq Stock Market Index
                       and Nasdaq Financial Stocks Index

                                        11/8/95    12/29/95    12/31/96
                                        -------    --------    --------
Investors Financial Services Corp.        100       125.76      168.36
Nasdaq Stock Market Index                 100       100.58      123.72
Nasdaq Financial Stocks Index             100       105.04      134.67

____________
  (1) Prior to November 8, 1995 the Company's Common Stock was not publicly traded.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Landon T. Clay, a principal stockholder of the Company, is an officer of Eaton Vance, the former parent of the Company. The Company provides custody and fund accounting services to mutual funds for which Eaton Vance is the investment advisor and administrator and, in some cases, the sponsor and distributor. The Company also provides custody and accounting services for Eaton Vance's separately managed accounts. Various mutual funds for which Eaton Vance serves as a financial advisor presently maintain deposits at the Company in connection with these funds' custody accounts. The Company maintains, and serves as trustee for, a common trust fund consisting of several funds for which Eaton Vance is the investment advisor. The Company also serves as the directed trustee for a collective investment trust sponsored and managed by Eaton Vance.

     Eaton Vance accounted for 10% of the Company's net operating revenues for the year ended December 31, 1996. Additionally, the Company leases office space from Eaton Vance at 24 Federal Street, Boston, Massachusetts. Fees paid to Eaton Vance in connection with the occupancy of this space totaled $93,432 in 1996.

     The Company has entered into loan agreements with certain officers of Eaton Vance. These loans are made in the ordinary course of business and on the same terms and conditions prevailing at the time for comparable transactions. As of December 31, 1996, the Company had outstanding an aggregate of $1,200,000 in principal amount of loans to Mr. Clay.

     The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors. The reported transactions with Eaton Vance and its officers were conducted on an arms-length basis, on terms the Company believes were no less favorable to the Company than could have been obtained from unrelated third parties. The Company did not obtain independent third party valuations of the terms of these transactions.


                                  PROPOSAL 2

         AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Company's sole stockholder in October 1995. The Director Plan currently provides for the grant of options to purchase a maximum of 40,000 shares of Common Stock to non-employee directors of the Company. Currently, 8,996 shares remain eligible for grant under the Director Plan. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of shares of Common Stock available for issuance under the Director Plan to 100,000 shares.

     The Company relies on stock options as an essential part of the compensation package necessary for the Company to attract and retain qualified and experienced non-employee members of its Board of Directors. Under the Director Plan, each non-employee director receive a grant of an option to purchase 2,500 shares of Common Stock upon such non-employee director's initial election to the Board and upon each annual anniversary of such election. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee directors also receive an annual cash retainer of $10,000. In addition, under the terms of the Director Plan, non-employee directors may elect to receive options to acquire shares of Common Stock in lieu of his or her cash retainer.

     Description of the Director Plan
     --------------------------------

     The complete text of the 1995 Non-Employee Director Stock Option Plan containing the proposed amendments (the "Director Plan") is attached hereto as Appendix A and the following discussion is qualified in its entirety by the full
----------
text of the Director Plan.

     The Director Plan is administered by the Board or by a committee appointed by the Board. The Board or the appointed committee, subject to the provisions of the Director Plan, has the power to construe the Director Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Director Plan as it may deem desirable.

     The Director Plan currently authorizes the grant of options for up to 40,000 shares of Common Stock. If amended as proposed, the Director Plan will authorize the grant of options exercisable for up to 100,000 shares of Common Stock. As of the Record Date, options to purchase 31,004 shares of Common Stock were outstanding under the Director Plan. Outstanding options under the Director Plan are subject to adjustment for capital changes. If any options granted under the Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Director Plan.

     The Director Plan authorizes the grant to each director who is not an employee of the Company and who is first elected as a director after the date of the Company's initial public offering, an option to purchase 2,500 shares of Common Stock on the date of such director's first election to the Board. Each non-employee director will also receive, on each one-year anniversary of such director's first election to the Board, an option to purchase 2,500 shares of Common Stock, provided that such director has continuously served on the Board during such one-year period.

     In addition to the automatic grant of options described above, the Director Plan also provides that each non-employee director may make a written election (an "Election") to receive, in lieu of his or her cash retainer, options to acquire shares of Common Stock. Any Election must be received by the Company no less than six-months prior to the scheduled payment of the cash retainer which the Election is scheduled to replace. Each non-employee director who elects to receive options in lieu of his or her cash retainer shall be granted an option to purchase shares on the first day of each calendar quarter. The total number of shares of stock to be covered by the option is equal to the quotient obtained by dividing the cash retainer scheduled to be paid on such date by the value of an option on the date of grant as determined using the Black-Scholes model. An Election may only be revoked by a written revocation, which revocation shall take effect six months after receipt of such revocation by the Company.

     The exercise price per share of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted. The exercise price is subject to adjustment for changes in capitalization. The Director Plan requires that options granted thereunder will expire on the date which is five years from the date of grant. Each option granted pursuant to the automatic grant provisions of the Director Plan becomes exercisable in forty-eight equal monthly installments. Options granted in lieu of a cash retainer vest immediately.

     Subject to the terms and conditions of the Director Plan, an option granted under the Director Plan shall be exercisable in whole or in part by giving written notice to the Company at its principal executive offices. The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares, either by cash or by check or, consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company.

     If an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any unexercised portion of an option to the extent vested may be exercised only within the following 90 days. In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     No option granted pursuant to the Director Plan is assignable or transferable other than by will or by the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or her. Option holders and the Company are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of options under the Director Plan shall be appropriately adjusted to reflect the events.

     Options may not be granted under the Director Plan after October 1, 2005, and the Director Plan will terminate when all options granted or to be granted thereunder are no longer outstanding. The Board may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the Director Plan at any time, although such action shall not affect options previously granted under the Director Plan.

     The following general rules are applicable under current federal income tax law to options under the Director Plan.

          1. Options granted under the Director Plan do not qualify as ''Incentive Stock Options'' under Section 422 of the Code.

          2. A Director will not recognize any taxable income upon the grant of an option under the Director Plan (provided that the option does not have a readily ascertainable fair market value), but will generally recognize ordinary income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. When a director sells the Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director as income as a result of his or her exercise of the option). If the director's holding period for the stock exceeds 1 year, such gain or loss will be long-term capital gain or loss.

          4. Generally, upon any grant or exercise of an option in which a director does not recognize ordinary income, no tax deduction will be allowed to the Company. When a director recognizes ordinary income as a result of the exercise of an option under the Director Plan, the Company generally will be entitled to a corresponding deduction for income tax purposes.

          5. Special rules apply if the Common Stock acquired through the exercise of an option is subject to vesting or resale restrictions under federal securities laws applicable to directors.

     Approval of the proposed amendment to the Director Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock and Class A Stock of the Company voting together as a class represented in person or by proxy at the Annual Meeting and entitled to vote.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
              VOTE "FOR" THE PROPOSAL TO AMEND THE DIRECTOR PLAN.


                                   PROPOSAL 3

          ADOPTION OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") was adopted by the Board of Directors on January 14, 1997, subject to shareholder approval. The complete text of the 1997 Purchase Plan is attached hereto as Appendix B.
----------

     The 1997 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Company and participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The 1997 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. Under the 1997 Purchase Plan, payroll deductions are used to purchase the Company's Common Stock for eligible, participating employees through the exercise of stock options.

     It is intended that the 1997 Purchase Plan will constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

     The 1997 Purchase Plan is administered by the Board of Directors of the Company or a committee thereof. The Board of Directors, subject to the provisions of the 1997 Purchase Plan, has the power to construe the 1997 Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1997 Purchase Plan as it may deem appropriate. The Board of Directors may from time to time adopt amendments to the 1997 Purchase Plan provided that, without the approval of the Company's shareholders, no amendment may increase the number of shares that may be issued under the 1997 Purchase Plan or change the class of the employees eligible to receive options under the 1997 Purchase Plan or cause Rule 16b-3 under the Exchange Act to be inapplicable to the 1997 Purchase Plan.

     The 1997 Purchase Plan may be terminated at any time by the Company's Board of Directors but such termination will not affect options then outstanding under the 1997 Purchase Plan. If at any time shares of Common Stock reserved for the purposes of the 1997 Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1997 Purchase Plan will terminate. Upon termination of the 1997 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1997 Purchase Plan participants without interest.

     The 1997 Purchase Plan authorizes the issuance of up to 140,000 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of nontransferable options granted to participating employees. The Common Stock subject to the options under the 1997 Purchase Plan includes shares of the Company's authorized but unissued Common Stock and shares of Common Stock reacquired by the Company, including shares purchased in the open market.
Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

     An employee electing to participate in the 1997 Purchase Plan must authorize an amount (a whole percentage not less than 1% nor more than 15% of the employee's base salary compensation actually paid during the Payment Period, excluding without limitation any benefits, bonuses or commissions) to be deducted by the Company from the employee's pay and applied toward the purchase of Common Stock under the 1997 Purchase Plan. Payroll deductions will be accumulated under the 1997 Purchase Plan during the six-month periods January 1 through June 30 and July 1 through December 31 (the "Payment Periods"). On the first business day of each Payment Period, the Company will grant to each 1997 Purchase Plan participant an option to purchase shares of Common Stock of the Company. On the last day of the Payment Period, the employee will be deemed to have exercised this option to the extent of such employee's accumulated payroll deductions. In no event, however, may the employee exercise an option granted under the 1997 Purchase Plan for more than 1,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate option price of 1,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1997 Purchase Plan and all other Section 423 plans of the Company and any subsidiary companies, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1997 Purchase Plan, the option price is an amount equal to the lesser of (i) 90% of the average market value of the Common Stock on the first business day of the Payment Period, and (ii) 90% of the average market value of the Common Stock on the last business day of the Payment Period. The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

     For purposes of the 1997 Purchase Plan, the term "average market value" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. An employee may enter the 1997 Purchase Plan by delivering to the Company, at least 10 days before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1997 Purchase Plan.

     Employees of the Company (and participating subsidiaries) who have completed six months of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period are eligible to participate in the 1997 Purchase Plan. An employee may not be granted an option under the 1997 Purchase Plan, if after the granting of the option such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

     An employee may change the amount of his or her payroll deduction at any time, and such change shall be effective at the beginning of the next Payment Period, provided that such change was received by the Company at least ten (21) days prior to the beginning of such Payment Period. An employee may withdraw from the 1997 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1997 Purchase Plan without interest.

     If an employee is not a participant in the 1997 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1997 Purchase Plan generally terminate upon his voluntary withdrawal from the 1997 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death or any other reason, except that employment shall be treated as continuing intact while an employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee's right to reemployment is guaranteed either by statute or by contract, if longer.

     An employee's rights under the 1997 Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

     The proceeds received by the Company from the sale of Common Stock pursuant to the 1997 Purchase Plan will be used for general corporate purposes. The Company's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The date of commencement of the first Payment Period shall be July 1, 1997.

     The following general rules are currently applicable for United States federal income tax purposes to employees who receive grants of options for Common Stock and purchase shares of Common Stock pursuant to the 1997 Purchase
Plan:

     1. The amounts deducted from an employee's pay under the 1997 Purchase Plan will be included in the employee's compensation subject to federal income tax. Other than this amount, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1997 Purchase Plan or at the time the employee purchases shares pursuant to the 1997 Purchase Plan.

     2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

         (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

         (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

         In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

     3. If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

         In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

     4. If the two-year holding period is satisfied, the Company will not be entitled to any federal income tax deduction with respect to the options granted to acquire such shares. If this two-year holding period is not satisfied, the Company generally will be entitled to a deduction in an amount equal to the amount which is treated as ordinary income to the employee.

     Approval of the 1997 Purchase Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock and Class A Stock of the Company voting together as a class represented in person or by proxy at the Annual Meeting and entitled to vote.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
   VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 PURCHASE PLAN


                                  PROPOSAL 4

                            APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. Deloitte & Touche has served as the Company's accountants since the fiscal year ended October 31, 1989. It is expected that a member of Deloitte & Touche will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                             SECTION 16 REPORTING

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the period ended December 31, 1996, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the period ended December 31, 1996.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than October 31, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Investors Financial Services Corp., P.O. Box 9130, Boston, MA 02117-9130, Attention: Secretary.


                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting Stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      Appendix A
                                                                      ----------

                      INVESTORS FINANCIAL SERVICES CORP.

                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                 AMENDED AND RESTATED AS OF FEBRUARY 13, 1996

                     (as further amended January 14, 1997)

   1.  Purpose.  This Non-Qualified Stock Option Plan, to be known as the 1995
       -------
Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Investors Financial Services Corp. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

   2.  Available Shares.  The total number of shares of Common Stock, par value
       ----------------
$.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 100,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

   3.  Administration.  This Plan shall be administered by the Board or by a
       --------------
committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

   4.  Automatic Grant of Options.  Subject to the availability of shares under
       --------------------------
this Plan, (a) each person who is or becomes a member of the Board and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted on the later of (i) the date such person is first elected to the Board or (ii) the date of pricing of the Company's initial public offering of shares of Common Stock (the "Approval Date") (such later date being referred to herein as the "Grant Date"), without further action by the Board, an option to purchase 2,500 shares of the Common Stock, and (b) each person receiving an option pursuant to clause (a) above who is a Non-Employee Director shall be, on each successive one-year anniversary of such person's Grant Date during the term of this Plan, automatically granted on each such date an option to purchase 2,500 shares of the Common Stock


   5.  Election to Receive Stock Options.  In addition to the automatic grant of
       ---------------------------------
options under Section 4, subject to the availability of shares under this Plan, each Non-Employee Director may make an election (the "Election") to receive, in lieu of his or her cash retainer, options to acquire shares of Common Stock.
The Election must be in writing and must be delivered to the Secretary of the Company at least six months prior to the scheduled payment date of the cash retainer which it is intended to replace.

   (a) Any Election shall be irrevocable for six months and may only be revoked after such six-month period by a written revocation which shall take effect six months after receipt of such revocation by the Company.

   (b) Each Non-Employee Director who elects to receive options in lieu of his or her cash retainer shall be granted an option to purchase shares on the first day of each calendar quarter provided that at least six months has lapsed since the Election. The total number of shares of stock to be covered by the option shall be equal to the quotient obtained by dividing the cash retainer by the value of an option on the date of grant as determined using the Black-Scholes model.

   6.  Option Price.  The purchase price of the stock covered by an option
       ------------
granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if prices or quotes are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. Notwithstanding, the purchase price of the stock underlying the options granted upon the pricing of the Company's initial public offering pursuant to Section 4(a)(ii) above shall be the initial public offering price of the Company's Common Stock. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

   7.  Period of Option.  Unless sooner terminated in accordance with the
       ----------------
provisions of paragraph 9 of this Plan, an option granted hereunder shall expire on the date which is five (5) years after the date of grant of the option.

   8.  (a)  Vesting of Shares and Non-Transferability of Options.  Options
            ----------------------------------------------------
granted under this Plan shall not be exercisable until they become vested. Options granted under Section 4 of this Plan shall vest in the optionee and thus become exercisable in 48 equal monthly installments beginning one month from the date of grant, provided that the optionee has continuously served as a member of the Board through such vesting date. Options granted under Section 5 of this Plan shall vest in the optionee and thus become exercisable on the date of grant.

   The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

       (b)  Non-transferability.  Any option granted pursuant to this Plan shall
            -------------------
not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

   9.  Termination of Option Rights.
       ----------------------------

       (a) In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

       (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

   10. Exercise of Option.  Subject to the terms and conditions of this Plan
       ------------------
and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Company, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check or (b) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

   11. Adjustments Upon Changes in Capitalization and Other Events.  Upon the
       -----------------------------------------------------------
occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

       (a)  Stock Dividends and Stock Splits.  If the shares of Common Stock
            --------------------------------
   shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

       (b)  Recapitalization Adjustments.  If the Company is to be consolidated
            ----------------------------
   with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full 15 days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

       (c)  Issuances of Securities.  Except as expressly provided herein, no
            -----------------------
   issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

       (d)  Adjustments.  Upon the happening of any of the foregoing events, the
            -----------
   class and aggregate number of shares set forth in paragraphs 2,4 and 5 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 11 and its determination shall be conclusive.

   12. Restrictions on Issuance of Shares.  Notwithstanding the provisions of
       ----------------------------------
paragraphs 4, 5 and 10 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

       (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

      (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

   12. Legend on Certificates.  The certificates representing shares issued
       ----------------------
pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

   13. Representation of Optionee.  If requested by the Company, the optionee
       --------------------------
shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

   14. Option Agreement.  Each option granted under the provisions of this Plan
       ----------------
shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

   15. Termination and Amendment of Plan.  Options may no longer be granted
       ---------------------------------
under this Plan after October 1, 2005, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not,
                               --------  -------
without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and provided further that the provisions of
                                      -------- -------
this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue

Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

   16. Withholding of Income Taxes.  Upon the exercise of an option, the
       ---------------------------
Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

   17. Compliance with Regulations.  It is the Company's intent that the Plan
       ---------------------------
comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

   18. Governing Law.  The validity and construction of this Plan and the
       -------------
instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

                                                                      Appendix B
                                                                      ----------

                       INVESTORS FINANCIAL SERVICES CORP.

                       1997 EMPLOYEE STOCK PURCHASE PLAN


1.   Purpose.
     -------

     This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Investors Financial Services Corp., a Delaware corporation (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. It is intended that options issued pursuant to this Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Administration of the Plan.
     --------------------------

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

3.   Eligible Employees.
     ------------------

     All employees who have completed six months of employment with the Company or any of its participating subsidiaries and whose customary employment is more than twenty (20) hours per week and for more than five (5) months in any calendar year shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under this Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporations, as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

4.   Stock Subject to the Plan.
     -------------------------

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share, or shares of such Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 140,000, subject to adjustment as provided in
Article 12. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

5.   Payment Period and Stock Options.
     --------------------------------

     The six-month periods January 1 through June 30, and July 1 through December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. The first Payment Period under the Plan will commence on July 1, 1997 and expire on December 31, 1997.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of (i) 90% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 90% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in Article 12.

     For purposes of this Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. If the Company's Common Stock is not publicly traded at the time an option is granted under this Plan, "average market price" shall mean the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of this Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market System or on the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

     No employee shall be granted an option which permits the employee's right to purchase Common Stock under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If an eligible employee's accumulated payroll deductions on the last day of the Payment Period would otherwise enable such employee to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the employee by the Company, without interest.

6.   Exercise of Option.
     ------------------

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If a person is not an eligible employee on the last day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period by reason of the inability to purchase a fractional share will be carried forward to the succeeding Payment Period.

7.   Authorization for Entering the Plan.
     -----------------------------------

     An employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

        A. Stating the percentage to be deducted regularly from the employee's pay;

        B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

        C. Specifying the exact name in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

     Such authorization must be received by the Company at least ten (10) days before the beginning date of the next succeeding Payment Period.

     Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

   The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid on these amounts.

8.   Maximum Amount of Payroll Deductions.
     ------------------------------------

     An employee may authorize payroll deductions in an amount (expressed as a percentage) not less than one percent (1%) but not more than fifteen percent (15%) of the employee's base salary compensation actually paid to the employee in the Payment Period, excluding without limitation any benefits, bonuses or commissions.

9.   Change in Payroll Deductions.
     ----------------------------

     Deductions may not be increased or decreased during a Payment Period. However, an employee may withdraw in full from the Plan.

10.  Withdrawal from the Plan.
     ------------------------

     An employee may withdraw from the Plan in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

11.  Issuance of Stock.
     -----------------

     Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan will be issued only in the name of the employee, or if his/her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.  Adjustments.
     -----------

     Upon the happening of any of the following described events, an optionee's rights under options granted under the Plan shall be adjusted as hereinafter provided:

        A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

        B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he/she is exercising his/her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he/she would have received if he/she had been the holder of the shares as to which he/she is exercising his/her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that terms is defined in Section 424 of the Code) or would constitute a change requiring stockholder approval (pursuant to Section 423(b)(2) of the Code). If the Committee determines that such adjustments would constitute a modification or would require stockholder approval, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under this Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Company's Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate all outstanding options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,000-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

     The Committee or Successor Board of Directors shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

13.  No Transfer or Assignment of Employee's Rights.
     ----------------------------------------------

     An employee's rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

14.  Termination of Employee's Rights,
     --------------------------------

     An employee's rights under the Plan will terminate when he/she ceases to be an employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days. A withdrawal notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

     If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

15.  Termination and Amendments to Plan.
     ----------------------------------

     Unless terminated sooner as provided below, the Plan shall terminate on January 1, 2007. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule or
(iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16.  Limits on Sale of Stock Purchased Under the Plan.
     ------------------------------------------------

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.  Participating Subsidiaries.
     --------------------------

     The term "participating subsidiary" shall mean any subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

18.  Optionees Not Stockholders.
     --------------------------

     Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

19.  Application of Funds.
     --------------------

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

20.  Notice to Company of Disqualifying Disposition.
     ----------------------------------------------

     By electing to participate in the Plan, each employee agrees to notify the Company in writing immediately after the employee transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each employee further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

21.  Withholding of Additional Income Taxes.
     --------------------------------------

     By electing to participate in the Plan, each employee acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the employee's compensation and accumulated for the benefit of the employee under the Plan, and each employee agrees that the Company and its participating subsidiaries may deduct additional amounts from the employee's compensation, when amounts are added to the employee's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each employee further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each employee agrees that such taxes may be withheld from compensation otherwise payable to such employee. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any employee, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the employee's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the employee pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each employee further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such employee an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the employee upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

22.  Governmental Regulations.
     ------------------------

     The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, and the Internal Revenue Service. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

23.  Governing Law.
     -------------

     The validity and construction of the Plan shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

24.  Approval of Board of Directors and Stockholders of the Company.
     --------------------------------------------------------------

     The Plan was adopted by the Board of Directors on January 14, 1997.

[X]  PLEASE MARK YOUR                                                       6461
     VOTES AS IN THIS EXAMPLE.



                                                  WITHHOLD
                                                AUTHORITY TO
                                                VOTE FOR ALL
1. To elect two         FOR ALL NOMINEES      NOMINEES LISTED
   (2) Class II         LISTED ON REVERSE        ON REVERSE
   Directors.
   See reverse                [_]                    [_]
   side for
   instruction.




---------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN

2. To approve certain amendments to the                [_]      [_]        [_]
   Company's 1995 Non-Employee
   Director Stock Option Plan.

3. To approve the adoption of the                      [_]      [_]        [_]
   Company's 1997 Employee Stock
   Purchase Plan.

4. To ratify the selection of Deloitte &               [_]      [_]        [_]
   Touche LLP as auditors for the fiscal
   year ending December 31, 1997.


               (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.)

                ________________________________________________________________


                ________________________________________________________________
                SIGNATURE(S)                                     DATE


                             FOLD AND DETACH HERE

                       INVESTORS FINANCIAL SERVICES CORP.

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Kevin J. Sheehan and Karen C. Keenan and each or either of them, proxies with full power of substitution to vote all shares of stock of Investors Financial Services Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 15, 1997, at 11:00 a.m. at 125 Summer Street, Boston, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 5, 1997, a copy of which has been received by the undersigned.

The nominees for Class II Director are:
Frank B. Condon, Jr. and Robert B.Fraser

INSTRUCTION: To withhold your vote for any individual nominee, write that nominees name in the space provided below Proposal 1 on reverse side. To vote for or against all nominees, see Proposal 1 on reverse side.

                                                 (To be signed on reverse side.)

                             FOLD AND DETACH HERE